                                                                    EXHIBIT 99.1






                                              Media Inquires:     (312) 606-4356
                                              Investor Relations: (312) 606-4125






            USG CORPORATION REPORTS FOURTH QUARTER 2003 NET SALES OF
                  $927 MILLION AND NET EARNINGS OF $46 MILLION;
                   NET EARNINGS FOR THE YEAR WERE $122 MILLION

         - Net sales increased 9% for the quarter and 6% for the year
         - Gypsum and Distribution units achieved record product shipments
         - Higher energy and other costs hurt operating margins

         CHICAGO, February 2, 2004 -- USG Corporation (NYSE:USG) today reported fourth quarter 2003 net sales of $927 million and net earnings of $46 million. This compared with net sales and net earnings of $851 million and $21 million, respectively, in the fourth quarter of 2002. Diluted earnings per share for the fourth quarter of 2003 were $1.07, compared with $0.49 in the fourth quarter of 2002.

         Net sales and net earnings for the year 2003 were $3,666 million and $122 million, respectively. Diluted earnings per share for the year were $2.82. Net earnings in 2003 were reduced by a non-cash, after-tax charge of $16 million, or $0.37 per share, related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations."


                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/2

         Net sales and net earnings for 2002 were $3,468 million and $43 million, respectively. Diluted earnings per share for 2002 totaled $1.00. Net earnings in 2002 included a non-cash, non-tax-deductible charge of $96 million, or $2.22 per share, related to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

         Earnings before the cumulative effect of these accounting changes were $138 million in 2003 and $139 million in 2002. Diluted earnings per share before these changes were $3.19 and $3.22 for 2003 and 2002, respectively.

         "USG's businesses are healthy and profitable," said USG Corporation Chairman, President and CEO, William C. Foote. Foote continued, "One of our primary goals is to build and further strengthen these businesses, ensuring that they are well-positioned for continued success when we emerge from our asbestos-related Chapter 11 reorganization. Our results demonstrate that we are making solid progress toward that goal."

         USG's gypsum business shipped record volumes of USG SHEETROCK(R) Brand gypsum wallboard and joint compounds, as well as DUROCK(R) Brand cement board. Investments in recent years that added new, low-cost manufacturing capacity enabled the company to satisfy strong market demand for those products. The domestic ceilings business recorded weaker results in 2003 due to low industry demand and higher costs for energy and steel. However, new marketing and distribution policies are being effectively implemented and are expected to help improve profitability. USG also continued to invest in its distribution business, which achieved growth in both revenue and operating profit and expanded its presence in several markets.

                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/3

         "While our businesses have grown and become stronger, higher costs have been reducing profit margins," stated Foote. "Our plans in 2004 will have a continued focus on improving operating margins while pursuing select growth opportunities. We will emphasize outstanding customer service, value-added products and cost improvements in the areas of energy, production, distribution, employee benefits and material sourcing. We have already begun implementing a number of initiatives in these areas and will see benefits beginning this year."

     CORE BUSINESS RESULTS

     NORTH AMERICAN GYPSUM

         USG's North American Gypsum business recorded net sales of $591 million and an operating profit of $64 million in the fourth quarter. Net sales increased by 13 percent compared to the fourth quarter of 2002, while operating profit increased by 8 percent. The increase in sales and profits came from higher realized prices for USG SHEETROCK Brand gypsum wallboard and record fourth quarter shipments of wallboard and other products.

         United States Gypsum Company had net sales of $528 million and operating profit of $48 million in the fourth quarter. Compared to the fourth quarter of 2002, net sales increased by 11 percent and operating profit rose by 2 percent.

         Strong demand from new housing and residential remodeling helped U.S. Gypsum achieve shipment records in the fourth quarter and for the entire year. Wallboard shipments in the fourth quarter totaled 2.7 billion square feet, 12 percent higher than shipments in the fourth quarter of 2002. U.S. Gypsum's wallboard shipments for all of 2003 were 10.4 billion square feet, a record volume that was 3 percent higher than 2002 shipments.


                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/4

         U.S. Gypsum's nationwide average realized price of wallboard was $106.01 per thousand square feet during the fourth quarter. This is 3 percent higher than the same period a year ago and 4 percent higher than in the preceding quarter.

         U.S. Gypsum's fourth quarter and 12 months 2003 operating profit margins were lower than in the same periods in 2002. Operating profit margins declined primarily due to higher costs for energy, information technology and employee benefits, as well as severance costs associated with a salaried workforce reduction in the fourth quarter of 2003. The workforce reduction, combined with cost savings from employee benefit modifications and new operating efficiency programs, will help to partially mitigate continuing cost pressures in 2004.

         The gypsum division of Canada-based CGC Inc. reported fourth quarter 2003 net sales of $68 million, an increase of 24 percent over the same period a year ago. Operating profit was $10 million, an increase of $2 million compared with last year's fourth quarter results. The increases in sales and profits were favorably impacted by a stronger Canadian dollar as well as stronger SHEETROCK Brand gypsum wallboard and joint compound volumes and prices.

     WORLDWIDE CEILINGS

         USG's Worldwide Ceilings business reported fourth quarter 2003 net sales of $149 million, an increase of 5 percent from the fourth quarter of 2002. The business had an operating profit of $10 million, compared with an operating loss of $2 million in last year's fourth quarter. Results in the fourth quarter of 2002 included an $11 million charge for a plant closure and other activities designed to make USG International's European ceilings business more profitable.


                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/5

         USG Interiors' operating profit for the fourth quarter was $8 million, an increase of $2 million compared to the fourth quarter of 2002. This increase was principally due to improved pricing on ceiling tile products and increased shipments of ceiling tile and grid in the quarter. For the year, operating profit margins declined and are likely to remain under pressure due to weak demand for commercial ceiling products and increases in the cost of steel, energy and employee benefits. To help improve profitability, USG Interiors is continuing to implement a margin improvement plan that includes changes to its marketing and distribution policies and a continued focus on operating efficiencies.

         USG International had break-even results in the fourth quarter of 2003, compared to a loss of $9 million for the same period a year ago when results included the aforementioned $11 million charge. The ceilings division of Canada-based CGC had a $2 million profit, compared to $1 million in the fourth quarter of 2002.

     BUILDING PRODUCTS DISTRIBUTION

         L&W Supply, USG's building products distribution subsidiary, reported fourth quarter 2003 net sales of $334 million and operating profit of $12 million. Sales increased $32 million, while operating profit declined $1 million, compared to the fourth quarter of 2002.

         L&W's higher sales reflect record fourth quarter shipments of gypsum wallboard, higher selling prices for wallboard and increased sales of complementary building products such as drywall metal, joint compound, roofing and ceiling products. Operating profit declined primarily due to the impact of higher gypsum wallboard and employee benefit costs.

                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/6

     OTHER CONSOLIDATED INFORMATION

         Fourth quarter 2003 selling and administrative expenses totaled $85 million, an increase of $11 million versus the fourth quarter last year. This increase was primarily due to higher employee and retiree benefit costs, salaries, severance related to a salaried workforce reduction program and expenses for a Key Employee Retention Program approved by the bankruptcy court. For the year, selling and administrative expenses totaled $324 million, representing 8.8 percent of net sales compared to 9.0 percent of net sales in 2002.

         Interest expense for the fourth quarter and 12 months of 2003 was $1 million and $6 million, respectively. For the same periods in 2002, interest expense was $4 million and $8 million, respectively. Under AICPA Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," virtually all of USG's outstanding debt is classified as liabilities subject to compromise, and interest expense on this debt is not accrued or recorded. Contractual interest expense not accrued or recorded on pre-petition debt totaled $18 million and $71 million for the fourth quarter and 12 months of 2003, respectively.

         For the fourth quarter, USG's Chapter 11 reorganization expenses of $4 million reflected $6 million of legal and financial advisory fees, partially offset by $2 million of interest income earned by the USG companies in Chapter 11. Under SOP 90-7, interest income earned on cash accumulated as a result of the Chapter 11 filing is recorded as an offset to Chapter 11 reorganization expenses. In 2003, USG's Chapter 11 reorganization expenses totaled $11 million, reflecting $19 million of legal and financial advisory fees, partially offset by $8 million of bankruptcy-related interest income.

                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/7

         As of December 31, 2003, USG had $947 million of cash, cash equivalents, restricted cash and marketable securities on a consolidated basis, up from $830 million as of December 31, 2002, and $901 million on September 30, 2003.

         Capital expenditures for the fourth quarter and 12 months of 2003 were $50 million and $111 million, respectively. Capital expenditures for the same periods in 2002 were $36 million and $100 million, respectively.

     CHAPTER 11 REORGANIZATION

         USG and its principal domestic subsidiaries (collectively "USG") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code on January 25, 2001. This action was taken to resolve asbestos claims in a fair and equitable manner, protect the long-term value of the businesses, and maintain market leadership positions.

         USG's bankruptcy cases were assigned to Judge Alfred M. Wolin of the United States District Court of New Jersey. Judge Wolin is handling the asbestos personal injury liability issues in USG's cases, and all other issues have been assigned to a bankruptcy judge.

         In November 2003, USG and the Official Committee of Unsecured Creditors in USG's bankruptcy cases filed a motion to remove Judge Wolin from presiding over USG's cases. Similar motions for removal were brought by certain creditors in other asbestos-related bankruptcy cases assigned to Judge Wolin. In November 2003, Judge Wolin issued an order staying proceedings in USG's bankruptcy cases as well as other asbestos-related bankruptcies assigned to him pending resolution of the motions. This stay order applies only to proceedings relating to asbestos personal injury claims and does not apply to matters that are pending before the bankruptcy judge assigned to USG's cases.

                                     -more-

     USG CORPORATION REPORTS FOURTH QUARTER RESULTS/8

         USG Corporation is a Fortune 500 company with subsidiaries that are market leaders in their key product groups: gypsum wallboard, joint compound and related gypsum products; cement board; gypsum fiber panels; ceiling panels and grid; and building products distribution. For more information about USG Corporation, visit the USG home page at www.usg.com.

                                      # # #


     This report contains forward-looking statements related to management's expectations about future conditions. The effects of the Chapter 11 reorganization of USG and its principal domestic subsidiaries and the conduct, outcome and costs of the Chapter 11 reorganization, as well as the ultimate costs associated with the Corporation's asbestos litigation, may differ from management's expectations. Actual business or other conditions may also differ significantly from management's expectations and accordingly affect the Corporation's sales and profitability or other results. Actual results may differ due to various other factors, including economic conditions such as the levels of construction activity, interest rates, currency exchange rates and consumer confidence; competitive conditions such as price and product competition; shortages in raw materials; increases in raw material and energy costs; and the unpredictable effects of the global war on terrorism upon domestic and international economies and financial markets. The Corporation assumes no obligation to update any forward-looking information contained in this report.

                                 USG CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
                   (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                     THREE MONTHS                           TWELVE MONTHS
                                                                   ENDED DECEMBER 31,                      ENDED DECEMBER 31,
                                                           --------------------------------        --------------------------------
                                                               2003                2002                2003                2002
                                                           ------------        ------------        ------------        ------------
Net sales                                                  $        927        $        851        $      3,666        $      3,468

Cost of products sold                                               780                 720               3,121               2,884

Selling & administrative expenses                                    85                  74                 324                 312

Chapter 11 reorganization expenses                                    4                   2                  11                  14
                                                           ------------        ------------        ------------        ------------
Operating profit                                                     58                  55                 210                 258

Interest expense                                                      1                   4                   6                   8

Interest income                                                      (1)                 (1)                 (4)                 (4)

Other income, net                                                    (4)                 (1)                 (9)                 (2)
                                                           ------------        ------------        ------------        ------------
Earnings before income taxes and
cumulative effect of accounting change                               62                  53                 217                 256

Income taxes                                                         16                  32                  79                 117
                                                           ------------        ------------        ------------        ------------
Earnings before cumulative effect
of accounting change                                                 46                  21                 138                 139
                                                           ------------        ------------        ------------        ------------
Cumulative effect of accounting
change, net of tax                                                    -                   -                 (16)                (96)
                                                           ------------        ------------        ------------        ------------
Net earnings                                                         46                  21                 122                  43
                                                           ============        ============        ============        ============

EARNINGS (LOSS) PER COMMON SHARE:

  Basic and diluted before cumulative effect
  of accounting change                                             1.07                0.49                3.19                3.22
  Cumulative effect of accounting change                              -                   -               (0.37)              (2.22)
                                                           ------------        ------------        ------------        ------------
  Basic and diluted                                                1.07                0.49                2.82                1.00
                                                           ============        ============        ============        ============

OTHER INFORMATION:
Depreciation, depletion and amortization                             32                  29                 112                 106
Capital expenditures                                                 50                  36                 111                 100
Dividends paid per common share                                       -                   -                   -                   -

Average common shares                                        43,049,917          43,247,516          43,075,361          43,282,258
Average diluted common shares                                43,050,931          43,247,516          43,075,517          43,282,258

                                 USG CORPORATION
                              CORE BUSINESS RESULTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                  THREE MONTHS                             TWELVE MONTHS
                                                 ENDED DECEMBER 31,                       ENDED DECEMBER 31,
                                          -----------------------------             -----------------------------
                                            2003                 2002                 2003                 2002
                                          --------             --------             --------             --------
NET SALES:

NORTH AMERICAN GYPSUM:
U.S. Gypsum Company                       $    528             $    474             $  2,076             $  1,962
CGC Inc. (gypsum)                               68                   55                  256                  217
Other subsidiaries*                             39                   37                  141                  137
Eliminations                                   (44)                 (43)                (174)                (165)
                                          --------             --------             --------             --------
Total                                          591                  523                2,299                2,151
                                          --------             --------             --------             --------

WORLDWIDE CEILINGS:
USG Interiors, Inc.                            109                  102                  446                  450
USG International                               41                   44                  168                  176
CGC Inc. (ceilings)                             12                   10                   45                   40
Eliminations                                   (13)                 (14)                 (52)                 (56)
                                          --------             --------             --------             --------
Total                                          149                  142                  607                  610
                                          --------             --------             --------             --------

BUILDING PRODUCTS DISTRIBUTION:
L&W Supply Corporation                         334                  302                1,295                1,200
                                          --------             --------             --------             --------

Eliminations                                  (147)                (116)                (535)                (493)
                                          --------             --------             --------             --------
Total USG Corporation                          927                  851                3,666                3,468
                                          ========             ========             ========             ========

OPERATING PROFIT (LOSS):

NORTH AMERICAN GYPSUM:
U.S. Gypsum Company                             48                   47                  157                  211
CGC Inc. (gypsum)                               10                    8                   33                   28
Other subsidiaries*                              6                    4                   19                   22
                                          --------             --------             --------             --------
Total                                           64                   59                  209                  261
                                          --------             --------             --------             --------

WORLDWIDE CEILINGS:
USG Interiors, Inc.                              8                    6                   31                   37
USG International                                -                   (9)                   2                  (13)
CGC Inc. (ceilings)                              2                    1                    6                    5
                                          --------             --------             --------             --------
Total                                           10                   (2)                  39                   29
                                          --------             --------             --------             --------

BUILDING PRODUCTS DISTRIBUTION:
L&W Supply Corporation                          12                   13                   53                   51
                                          --------             --------             --------             --------

Corporate                                      (21)                 (17)                 (77)                 (71)
Chapter 11 reorganization expenses              (4)                  (2)                 (11)                 (14)
Eliminations                                    (3)                   4                   (3)                   2
                                          --------             --------             --------             --------
Total USG Corporation                           58                   55                  210                  258
                                          ========             ========             ========             ========


*Includes USG Mexico, S.A. de C.V., a building products business in Mexico, Gypsum Transportation Limited, a shipping company in Bermuda, and USG Canadian Mining Ltd., a mining operation in Nova Scotia.

                                 USG CORPORATION
                           CONSOLIDATED BALANCE SHEET
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                          AS OF                      AS OF
                                                                        DECEMBER 31,               DECEMBER 31,
                                                                           2003                       2002
                                                                        ---------                  ---------
ASSETS
Current Assets:
Cash and cash equivalents                                               $     700                  $     649
Short-term marketable securities                                               64                         50
Restricted cash                                                                 7                          -
Receivables (net of reserves - $15 and $17)                                   321                        284
Inventories                                                                   280                        270
Income taxes receivable                                                        26                         14
Deferred income taxes                                                          43                         33
Other current assets                                                           57                         77
                                                                        ---------                  ---------

Total current assets                                                        1,498                      1,377

Long-term marketable securities                                               176                        131
Property, plant and equipment (net of accumulated
depreciation and depletion - $816 and $701)                                 1,818                      1,788
Deferred income taxes                                                         178                        234
Goodwill                                                                       39                         30
Other assets                                                                   90                         76
                                                                        ---------                  ---------

TOTAL ASSETS                                                                3,799                      3,636
                                                                        =========                  =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                              202                        170
Accrued expenses                                                              206                        243
Current portion of long-term debt                                               1                          -
Income taxes payable                                                            5                         25
                                                                        ---------                  ---------

Total current liabilities                                                     414                        438

Long-term debt                                                                  1                          2
Deferred income taxes                                                          23                         19
Other liabilities                                                             429                        370
Liabilities subject to compromise                                           2,243                      2,272
Commitments and contingencies                                                   -                          -

Stockholders' Equity:
Preferred stock                                                                 -                          -
Common stock                                                                    5                          5
Treasury stock                                                               (258)                      (257)
Capital received in excess of par value                                       414                        412
Accumulated other comprehensive loss                                           (1)                       (32)
Retained earnings                                                             529                        407
                                                                        ---------                  ---------

Total stockholders' equity                                                    689                        535
                                                                        ---------                  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  3,799                      3,636
                                                                        =========                  =========